UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 2022

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2022, STAG Industrial, Inc., a Maryland corporation (the “Company”), through its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), entered into:

●	the third amended and restated term loan agreement with Wells Fargo Bank, National Association, and the other lenders named therein, to amend and restate that certain amended and restated term loan agreement, dated as of December 20, 2016, related to the Company’s $150 million unsecured term loan maturing March 15, 2027 (“Unsecured Term Loan A”);

●	the amended and restated term loan agreement with Wells Fargo Bank, National Association, and the other lenders named therein, to amend and restate that certain term loan agreement, dated as of July 12, 2019, related to the Company’s $200 million unsecured term loan maturing January 12, 2025 (“Unsecured Term Loan F”); and

●	the amended and restated term loan agreement with Wells Fargo Bank, National Association, and the other lenders named therein, to amend and restate that certain term loan agreement, dated as of April 17, 2020, related to the Company’s $300 million unsecured term loan maturing February 5, 2026 (the “Unsecured Term Loan G” and, together with the Unsecured Term Loan A and the Unsecured Term Loan F, the “Unsecured Term Loans”).

The Company entered into the amended and restated term loan agreements to provide that borrowings under the Unsecured Term Loans bear a current annual interest rate of one-month Secured Overnight Financing Rate (SOFR), plus an adjustment of 0.10% and a spread of 0.85%, based on the Company’s debt rating and leverage ratio (as defined in the applicable loan agreement). Other than the interest rates, the material terms of the Unsecured Term Loans, including the maturity dates, remain unchanged.

The foregoing descriptions of the Unsecured Term Loan A, the Unsecured Term Loan F and the Unsecured Term Loan G do not purport to be complete and are qualified in their entirety by reference to the loan agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, hereto.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Third Amended and Restated Term Loan Agreement, dated as of September 1, 2022

10.2	Amended and Restated Term Loan Agreement, dated as of September 1, 2022

10.3	Amended and Restated Term Loan Agreement, dated as of September 1, 2022

104	Cover Page Interactive Date File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: September 8, 2022	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary